SIXTH AMENDMENT TO THE
                          AGL RESOURCES INC. LONG-TERM
                          STOCK INCENTIVE PLAN OF 1990


         This Sixth Amendment to the AGL Resources Inc. Long-Term Stock Incentive Plan of 1990 (the "Plan") is made and entered into as of this 6th day of February 1998, by AGL Resources Inc. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company sponsors the Plan to provide incentive and to encourage proprietary interest in the Company by its key employees, officers and inside directors; and

         WHEREAS, the Company has determined that it would be in the best interest of the Company, its employees and the employees of its subsidiaries to amend the Plan to provide for the extension of certain exercise periods for options and to change the definition of fair market value; and

         WHEREAS, Section 10 of the Plan provides that the Company may amend the Plan at any time; and

         WHEREAS, at its meeting on February 6, 1998, the Board of Directors of the Company adopted a resolution authorizing the amendment of the Plan;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:


                                       1.

         Subsection 5(c)(ii) of the Plan shall be amended, effective as of March 1, 1998, by deleting that subsection in its entirety and substituting in lieu thereof the following subsection:

                  "(ii) The fair market value of the Common Stock on any particular date shall be the closing sale price per share of the Common Stock on the New York Stock Exchange (or other established exchange on which the Common Stock is listed) on the trading day preceding that particular date. If, for any reason, the fair market value per share of Common Stock cannot be ascertained or is unavailable for a particular date, the fair market value of the Common Stock shall be determined as of the nearest preceding date on which such fair market value can be ascertained pursuant to the terms hereof."

                                       2.

         Subsection 5(j)(ii) of the Plan shall be amended, effective as of January 1, 1998, by deleting that subsection in its entirety and substituting in lieu thereof the following subsection:



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                  "(ii) Upon an Optionee's retirement with the Company's consent or upon the termination of an Optionee's employment due to disability, such disability as affirmed by the Committee in its sole discretion, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after 12 months from the date of the Optionee's retirement with the consent of the Company or after 3 months from the date of the Optionee's termination due to disability. Effective as of January 1, 1998, upon an Optionee's retirement with the Company's consent, the Committee, in its sole discretion, may extend the exercise period for an Option or unexercised portion thereof granted to the Optionee which is otherwise exercisable through the end of the term of that Option. Further, upon an Optionee's retirement with the Company's consent, any ISO or unexercised portion thereof which remains unexercised on the date three months after the date on which such Optionee ceases to be an employee of the Company and any Subsidiary shall convert to a Non-ISO through the end of the term of that Option. Notwithstanding the above, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. An Option shall be exercisable in accordance with its terms and only for the number of shares exercisable on the date such Optionee's employment ceases."

                                       3.

         Section 7 of the Plan shall be amended, effective as of March 1, 1998, by adding the following subsection (h) to the end thereof:

          "(h) Fair  Market  Value.  For  purposes  of this  Section 7, the fair market value on any particular date of the Common Stock underlying an award shall be determined pursuant to the terms of
               Section 5(c) of the Plan."


                                       4.

         Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.


                                                     AGL RESOURCES INC.




                                             By:    /s/ Robert L. Goocher
                                                        Robert L. Goocher
                                                        Executive Vice President

                                                                      S2.508341